Scottish Re Group Limited Announces Operating Results for the Fourth Quarter and Year Ended December 31, 2004


HAMILTON, Bermuda--(BUSINESS WIRE)--Feb. 17, 2005--Scottish Re Group Limited (NYSE:SCT) today reported that income from continuing operations for the quarter ended December 31, 2004 was $19.5 million, or $0.52 per diluted ordinary share, as compared to $30.3 million, or $0.82 per diluted ordinary share for the prior year period. Income from continuing operations for the year ended December 31, 2004 was $69.8 million, or $1.86 per diluted ordinary share, as compared to $48.8 million, or $1.51 per diluted ordinary share for the prior year period.


Net operating earnings were $26.0 million, or $0.69 per diluted ordinary share for the quarter ended December 31, 2004 as compared to $18.3 million, or $0.50 per diluted ordinary share for the prior year period. Net operating earnings were $79.6 million, or $2.12 per diluted ordinary share for the year ended December 31, 2004 as compared to $41.0 million, or $1.27 per diluted ordinary share for the prior year period.


"This year was transformational for Scottish Re," said Michael C. French, Chairman of Scottish Re Group Limited. "We expect the momentum we gained in 2004 from the acquisition of ING Re's individual life reinsurance business, along with our numerous innovative capital markets financings will carry through into 2005 and beyond."


Net operating earnings is a non-GAAP measurement. We determine net operating earnings by adjusting GAAP income from continuing operations by net realized capital gains and losses, the change in value of embedded derivatives as adjusted for the related effects upon the amortization of deferred acquisition costs, acquisition-related due diligence costs and taxes related to these items. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operations of its reinsurance business. However, net operating earnings are not a substitute for income from continued operations determined in accordance with GAAP.


Net income for the quarter amounted to $19.3 million, or $0.51 per diluted ordinary share as compared to $10.5 million or $0.29 per diluted ordinary share for the prior year period. Net income for the year ended December 31, 2004 amounted to $69.6 million, or $1.86 per diluted ordinary share as compared to $27.3 million or $0.85 per diluted ordinary share for the prior year period.


Total revenue for the quarter increased to $215.4 million from $196.5 million for the prior year period, an increase of 10%. Excluding realized gains and losses and the change in fair value of embedded derivatives, total revenue for the quarter increased to $216.9 million from $182.0 million for the prior year period, an increase of 19%. Total revenue for the year ended December 31, 2004 increased to $816.6 million from $557.4 million for the prior year period, an increase of 47%. Excluding realized gains and losses and the change in fair value of the embedded derivative, total revenue for the year ended December 31, 2004 increased to $821.2 million from $547.9 million for the prior year period, an increase of 50%.


Total benefits and expenses increased to $202.4 million for the quarter from $169.2 million, an increase of 20%. For the year ended December 31, 2004, total benefits and expenses increased to $759.1 million from $519.6 million, an increase of 46%. The increases in both total revenues and total benefits and expenses were principally driven by the acquisition of Scottish Re Life Corporation (previously ERC Life) and growth in the Company's reinsurance business in North America.


The Company's total assets were $9.4 billion as of December 31, 2004. The core investment portfolio, comprising fixed maturity investments, preferred stock and most of the cash and cash equivalents, totaled $4.3 billion, and had an average quality rating of "AA-", an effective duration of 3.8 years and a weighted average book yield of 4.2%. This compares with a portfolio balance of $2.4 billion, an average quality rating of "AA-", effective duration of 3.9 years and an average book yield of 4.5% as of December 31, 2003.


Funds withheld at interest, totaling $2.0 billion, had an average quality rating of "A+", an effective duration of 3.9 years and a weighted average book yield 6.2% at December 31, 2004. This compares with a total of $1.5 billion with an average quality rating of "A-", an effective duration of 5.1 years and an average book yield of 6.3% at December 31, 2003. The market value of the funds withheld at interest amounted to $2.1 billion at December 31, 2004.

"Scottish Re's accomplishments are reflected in our strong growth in return on equity and operating earnings and book value per share," said Scott E. Willkomm, President and Chief Executive Officer of Scottish Re Group Limited . "These factors were offset by higher than expected Sarbanes-Oxley costs that reduced our net operating earnings per share by $0.05 for the quarter and $0.07 for the year."


As of December 31, 2004, the Company had approximately $1.0 trillion of life reinsurance in force covering approximately 14 million lives with an average benefit per life of $73,000 in our North American operations. Excluding the business acquired from ING, we had approximately $305 billion of life reinsurance in force covering 7 million lives with an average benefit per life of $45,000. As of December 31, 2003, the Company had reinsurance of approximately $275.0 billion of life insurance in-force on 6.2 million lives and our average benefit coverage per life was $43,000.


The Company's book value per share was $21.58 at December 31, 2004 as compared to $18.73 per share at December 31, 2003.


On December 31, 2004, we completed the acquisition of the individual life reinsurance business of ING Re. In connection with the acquisition, we issued an additional $230 million of capital to support the ING Re block. This $230 million included $180.0 million of securities to The Cypress Group, a private equity firm, and $50 million of trust preferred securities.


The Company's earnings conference call will be held at 11.00 a.m (EDT) on, Thursday, February 17, 2005. The dial-in number is (877) 502-2902 or (706) 679-5950 and the reservation number is 3500149. A replay of the call will be available beginning at 1:00 pm on Thursday, February 17, 2005 and running through Thursday, March 3, 2005. The dial-in number for the replay is (800) 642-1687 or (706) 645-9291 and the PIN code is 3500149 . In addition, a simultaneous Web cast, as well as an on-demand replay, of the conference call will be available at the Company's Web site, www.scottishre.com/conferencecall.


Scottish Re Group Limited is a global life reinsurance specialist and issuer of customized life-insurance based wealth management products for high net worth individuals and families. Scottish Re Group Limited has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman and Windsor, England. Its operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc. which are rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings, A3 (good) by Moody's and A- (strong) by Standard & Poor's, Scottish Re Limited, which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A- (strong) by Standard & Poor's and Scottish Re Life Corporation Limited which is rated A-(excellent) by A.M. Best. Additional information about Scottish Re can be obtained from its Web site, www.scottishre.com.


Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Re Group Limited (the "Company") cautions that forward-looking statements are not guarantees, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

Scottish Re Group Limited
                         Financial Highlights
(Stated in Thousands of United States Dollars, Except Per Share Data)
----------------------------------------------------------------------
                             (Unaudited)
                             -----------

                            Three months ended   Twelve months ended
                               December 31           December 31

                          --------------------- ----------------------
                             2004       2003       2004       2003
                          ---------- ---------- ---------- -----------

Total revenue               $215,446   $196,465   $816,618   $557,367
Net operating earnings (a)    26,033     18,331     79,577     41,047
Income from continuing
 operations                   19,492     30,268     69,834     48,789
Net income                    19,284     10,542     69,626     27,281

Net operating earnings per share
  Basic                        $0.72      $0.52      $2.23      $1.34
  Diluted                      $0.69      $0.50      $2.12      $1.27


Earnings per share from continuing
 operations
  Basic                        $0.54      $0.86      $1.95      $1.59
  Diluted                      $0.52      $0.82      $1.86      $1.51

Earnings per share
  Basic                        $0.54      $0.30      $1.95      $0.89
  Diluted                      $0.51      $0.29      $1.86      $0.85

Dividends per share            $0.05      $0.05      $0.20      $0.20

Weighted average ordinary
 shares
  Outstanding
  Basic                   35,981,436 35,201,157 35,732,522 30,652,719
  Diluted                 37,847,645 36,919,283 37,508,292 32,228,001

(a) Excludes effect of realized gains and losses, change in value of embedded derivative, amortization of related deferred acquisition costs, losses from discontinued operations and acquisition-related due diligence costs.

                                            December 31,  December 31,
                                                2004          2003
                                            ------------ -------------
Book value per share - including effect of
 SFAS 115 and fair value of derivatives          $21.58        $18.73
Book value per share - excluding effect of
 SFAS 115 and fair value of derivatives          $21.35        $18.51


                      Consolidated Balance Sheets
            (Stated in Thousands of United States Dollars)

                                                December 31, December 31,
                                                    2004         2003
                                                ------------ ------------

Assets
Fixed maturity investments                      $3,392,463 $2,014,719
Preferred stock                                    125,204    126,449
Cash and cash equivalents                          794,639    298,149

Other investments                                   16,458     17,678
Funds withheld at interest                       2,014,589  1,469,425
                                                ---------- -----------
    Total investments                            6,343,353  3,926,420
Reinsurance balances and risk fees receivable      388,464    196,192
Deferred acquisition costs                         417,306    308,591
Amounts recoverable from reinsurers              1,189,923    737,429
Other assets                                       275,753    141,748
Segregated assets                                  783,573    743,137
                                                ---------- -----------
     Total assets                               $9,398,372 $6,053,517
                                                ========== ===========

Liabilities
Reserves for future policy benefits             $3,239,982 $1,502,415
Interest sensitive contract liabilities          3,181,447  2,633,346
Collateral finance facility liability              200,000          -
Reinsurance balances payable                       535,939    125,756
Other liabilities                                  157,793     75,296
Long term debt                                     285,782    162,500
Segregated liabilities                             783,573    743,137
                                                ---------- -----------
     Total liabilities                           8,384,516  5,242,450
                                                ---------- -----------

Minority Interest                                    9,697      9,295
Mezzanine Equity                                   142,449    141,928
Shareholders' equity
Share capital, par value $0.01 per share:
Issued and fully paid: 39,931,145 ordinary
 shares (2003 - 35,228,411)                            399        352
Additional paid- in capital                        684,719    548,750
Accumulated other comprehensive income              32,405     29,034
Retained earnings                                  144,187     81,708
                                                ---------- -----------
    Total shareholders' equity                     861,710    659,844
                                                ---------- -----------
 Total liabilities and shareholders' equity     $9,398,372 $6,053,517
                                                ========== ===========


                       Scottish Re Group Limited
                   Consolidated Statements of Income
             (Stated in Thousand of United States Dollars)

                                Three months ended Twelve months ended
                                    December 31        December 31
                                ------------------ -------------------
                                   2004     2003     2004      2003
                                --------- -------- --------- ---------
Revenues
Premiums earned                  $157,302 $139,680  $592,557 $391,976
Investment income, net             56,699   41,756   217,138  148,028
Realized gains (losses)            (5,523)     521    (9,187)  (4,448)
Change in value of embedded
 derivatives                        4,105   13,904     4,561   13,904
Fee income                          2,863      604    11,549    7,907

                                --------- -------- --------- ---------
     Total revenues               215,446  196,465   816,618  557,367
                                --------- -------- --------- ---------

Benefits and expenses
Claims and other policy benefits  107,708   98,000   430,565  275,887
Interest credited to interest
 sensitive
 contract liabilities              29,182   23,095   106,524   89,156
Acquisition costs and other
 insurance expenses                39,596   39,868   149,993  116,000
Operating expenses                 17,528    6,254    54,497   31,021
Acquisition-related due
 diligence costs                    4,644        -     4,644        -
Interest expense                    3,776    2,024    12,902    7,557
                                --------- -------- --------- ---------
     Total benefits and expenses  202,434  169,241   759,125  519,621
                                --------- -------- --------- ---------
Income before income taxes and
 minority interest                 13,012   27,224    57,493   37,746
Income tax benefit                  6,655    3,106    12,872   11,105
                                --------- -------- --------- ---------
Income from continuing
 operations before minority
 interest                          19,667   30,330    70,365   48,851
Minority interest                    (175)     (62)     (531)     (62)
                                --------- -------- --------- ---------
Income from continuing
 operations                        19,492   30,268    69,834   48,789
Cumulative effect of accounting
 principle change                       -  (19,537)        -  (19,537)
Loss from discontinued
 operations                          (208)    (189)     (208)  (1,971)
                                --------- -------- --------- ---------
Net income                        $19,284  $10,542   $69,626  $27,281
                                ========= ======== ========= =========

                       Scottish Re Group Limited
   Supplemental Information - Net Operating Earnings and Book Value
                               Per Share
    (Stated in Thousand of United States Dollars, Except Per Share
                               Amounts)

                            Three months ended   Twelve months ended
                               December 31           December 31
                          --------------------- ----------------------
                             2004       2003       2004       2003
                          ---------- ---------- ---------- -----------

Net operating earnings
----------------------
Income from continuing
 operations                  $19,492    $30,268    $69,834    $48,789
Realized losses (gains):
     non taxable companies     5,854       (281)    10,453        685
     taxable companies          (331)      (240)    (1,266)     3,763
Change in value of embedded
 derivatives:
     non taxable companies      (164)      (388)       195       (388)
     taxable companies        (3,941)   (13,516)    (4,756)   (13,516)
Taxes on above items           1,058      2,488      1,052      1,714
Due diligence costs (net
 of taxation of $579)          4,065          -      4,065          -
                          ---------- ---------- ---------- -----------
Net operating earnings       $26,033    $18,331    $79,577    $41,047
                          ========== ========== ========== ===========

Net operating earnings
    Basic                      $0.72      $0.52      $2.23      $1.34
    Diluted                    $0.69      $0.50      $2.12      $1.27

Weighted average number of
 shares
  Outstanding
  Basic                   35,981,436 35,201,157 35,732,522 30,652,719
  Diluted                 37,847,645 36,919,283 37,508,292 32,228,001

                                                December 31,  December 31,
                                                    2004          2003
                                                ------------  ------------
Book Value Per Share
--------------------
Shareholders' equity                              $861,710   $659,844
Unrealized appreciation on investments, net of
 taxes                                             (14,339)   (16,848)
Fair value of embedded derivatives                   5,162      9,049
                                                ----------- ----------
Total                                             $852,533   $652,045
                                                =========== ==========

Number of shares                                39,931,145 35,228,411

Book value per share - excluding effect of SFAS
 115 and fair value of embedded derivatives
                                                   $ 21.35    $ 18.51


                       Scottish Re Group Limited
         Supplemental Information - Segment Operating Results
             (Stated in Thousand of United States Dollars)

Life Reinsurance North America
                                 Three months ended  Twelve months ended
                                    December 31          December 31
                                 ------------------  -------------------
                                   2004    2003        2004      2003
                                 -------- --------   --------- ---------
Premiums earned                  $118,259 $72,237    $470,600  $230,708
Investment income, net             54,373  38,561     206,009   135,731
Realized losses                    (6,826) (1,468)     (7,975)   (6,124)
Change in value of embedded
 derivatives                        4,105  13,904       4,561    13,904
Fee income                          2,074    (457)      7,869     4,067
                                 -------- --------   --------- ---------

Total revenues                    171,985 122,777     681,064   378,286
                                 -------- --------   --------- ---------

Claims and other policy benefits   82,770  52,925     348,919   171,711
Interest credited to interest
 sensitive contract liabilities    29,182  23,095     106,524    89,156
Acquisition costs and other
 insurance expenses, net           30,842  27,694     131,452    83,594
Operating expenses                  4,494   1,826      18,036     8,646
Interest expense                    1,599     397       4,491     1,109
                                 -------- --------   --------- ---------
Total benefits and expenses       148,887 105,937     609,422   354,216
                                 -------- --------   --------- ---------
Income before income taxes and
 minority interest                 23,098  16,840      71,642    24,070
Income tax benefit                  5,936   4,534      12,686    13,934
                                 -------- --------   --------- ---------
Income before minority interest    29,034  21,374      84,328    38,004
Minority interest                    (175)    (62)       (531)      (62)
                                 -------- --------   --------- ---------
Income from continuing operations $28,859 $21,312     $83,797   $37,942
                                 ======== ========   ========= =========
Net operating earnings
----------------------
Income from continuing operations $28,859 $21,312     $83,797   $37,942
Realized losses (gains):
   non taxable companies            5,735     620       8,087     2,235
   taxable companies                1,091     848        (112)    3,889
Change in value of embedded
 derivatives:
   non taxable companies             (164)   (388)        195      (388)
   taxable companies               (3,941)(13,516)     (4,756)  (13,516)
Taxes on above items                  813   1,856         857     1,251
                                 -------- --------   --------- ---------
Net operating earnings            $32,393 $10,732     $88,068   $31,413
                                 ======== ========   ========= =========


                       Scottish Re Group Limited
   Supplemental Information - Segment Operating Results (continued)
             (Stated in Thousand of United States Dollars)

Life Reinsurance International

                                 Three months ended  Twelve months ended
                                    December 31          December 31
                                 ------------------  -------------------
                                     2004    2003       2004     2003
                                    ------- -------   -------- ---------
Premiums earned                     $39,043 $67,443   $121,957 $161,268
Investment income, net                2,195   1,933     10,023    7,537
Realized gains                        1,076   1,510        803      548
                                    ------- -------   -------- ---------
Total revenues                       42,314  70,886    132,783  169,353
                                    ------- -------   -------- ---------

Claims and other policy benefits     24,938  45,075     81,646  104,176
Acquisition costs and other
 insurance expenses, net              8,330  11,567     16,428   30,143
Operating expenses                    5,784   2,094     18,891   11,518
                                    ------- -------   -------- ---------
Total benefits and expenses          39,052  58,736    116,965  145,837
                                    ------- -------   -------- ---------
Income before income taxes            3,262  12,150     15,818   23,516
Income tax benefit (expense)            493  (1,411)       (77)  (2,719)
                                    ------- -------   -------- ---------
Income from continuing operations    $3,755 $10,739    $15,741  $20,797
                                    ======= =======   ======== =========
Net operating earnings
----------------------
Income from continuing operations    $3,755 $10,739    $15,741  $20,797
Realized losses (gains):
      Non-taxable companies               -    (432)         -     (432)
   taxable companies                 (1,076) (1,078)      (803)    (116)
Taxes on above item                     141     629         88      460
                                    ------- -------   -------- ---------
Net operating earnings               $2,820  $9,858    $15,026  $20,709
                                    ======= =======   ======== =========

                       Scottish Re Group Limited
   Supplemental Information - Segment Operating Results (continued)
             (Stated in Thousand of United States Dollars)

Other

                                 Three months ended  Twelve months ended
                                    December 31          December 31
                                 ------------------  -------------------
                                     2004    2003       2004     2003
                                   -------- -------  --------- --------
Investment income, net                 $131  $1,262      $1,106   $4,760
Realized gains (losses)                 227     479      (2,015)   1,128
Fee income                              789   1,061       3,680    3,840
                                   -------- -------    --------- --------
Total revenues                        1,147   2,802       2,771    9,728
                                   -------- -------    --------- --------

Acquisition costs and other
 insurance expenses, net                424     607       2,113    2,263
Operating expenses                    7,250   2,334      17,570   10,857
Due diligence costs                   4,644       -       4,644        -
Interest expense                      2,177   1,627       8,411    6,448
                                   -------- -------    --------- --------
Total benefits and expenses          14,495   4,568      32,738   19,568
                                   -------- -------    --------- --------
Loss before income taxes            (13,348) (1,766)    (29,967)  (9,840)
Income tax benefit (expense)            226     (17)        263     (110)
                                   -------- -------    --------- --------
Loss from continuing operations    $(13,122)$(1,783)   $(29,704) $(9,950)
                                   ======== =======    ========= ========
Net operating loss
------------------

Loss from continuing operations     (13,122) (1,783)    (29,704)  (9,950)
Realized losses (gains):
   non taxable companies                119    (469)      2,366   (1,118)
   taxable companies                   (346)    (10)       (351)     (10)
Taxes on above items                    104       3         107        3
Due diligence costs (net of
 taxation of $579)                    4,065       -       4,065        -
                                   -------- -------    --------- --------
Net operating loss                  $(9,180)$(2,259)   $(23,517)$(11,075)
                                   ======== =======    ========= ========

    CONTACT: Scottish Re Group Limited
             Scott E. Willkomm, 441-298-4364
             scott.willkomm@scottishre.com

    SOURCE:  Scottish Re Group Limited